Exhibit 21


                                 List of Subsidiaries
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             ENTITY                                    JURISDICTION OF
                                                       INCORPORATION
                                                       OR ORGANIZATION
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         1   Artesyn Germany GbR                       German Ptr
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         2   Artesyn Communications Products, Inc.     Wisconsin
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         3   Artesyn Communications Products UK Ltd.   Scotland
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         4   Spider Software, Ltd.                     Scotland
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         5   Artesyn Asset Management, Inc             Delaware
                                                       (Bahamas - domiciled)
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         6   Artesyn North America, Inc.               Delaware
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         7   Azcore Technologies, Inc.                 Delaware
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         8   Artesyn Delaware, Inc.                    Delaware
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         9   Artesyn Delaware LLC                      Delaware
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        10   Artesyn Cayman LP                         Cayman Islands
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        11   Artesyn International Ltd.                Cayman Islands
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        12   Artesyn Holding (Ireland) Ltd.            Ireland
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        13   Artesyn Ireland, Ltd.                     Cayman Islands
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        14   Artesyn Technologies Asia Pacific, Ltd.   Hong Kong
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        15   Artesyn Netherlands B.V.                  Netherlands
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        16   Artesyn (U.K.), Ltd.                      United Kingdom
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        17   Artesyn France S.A.R.L.                   France
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        18   Artesyn Holding GmbH                      Austria
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        19   Artesyn Austria GmbH                      Austria
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        20   Artesyn Austria GmbH & Co. KG             Austria
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        21   Artesyn Hungary Electronikai kft          Hungary
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        22   Artesyn Germany GmbH                      Germany
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        23   Artesyn Elektronisch Gerate               Germany
             Beteiligungs-und Verwaltungs-GmbH
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        24   Artesyn GmbH & Co. KG                     Germany
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        25   Artesyn Energy Systems S.P.A. (process    Italy
             of being liquidated)
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        26   Real-Time Digital, Inc.                   New Jersey
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        27   Zhong Shan Artesyn Technologies           PRC
             Electronics Co., Ltd. (JV for
             distribution of power products in the
             PRC)
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